Registration No. 33-47495

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                      POST-EFFECTIVE AMENDMENT NO. 2
                                    TO
                                 FORM S-8

                     REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                        GENERAL SIGNAL CORPORATION
               (Name of registrant as specified in charter)
         New York                                           16-0445660
(State of Incorporation)                                    (I.R.S. No.)

             ONE HIGH RIDGE PARK, STAMFORD, CONNECTICUT  06904
                              (203) 329-4100
                 (Address of Principal Executive Offices)

                        GENERAL SIGNAL CORPORATION
                         1992 STOCK INCENTIVE PLAN
                   1989 STOCK OPTION AND INCENTIVE PLAN
                          1985 STOCK OPTION PLAN
                          1981 STOCK OPTION PLAN

                         EDGAR J. SMITH, JR., ESQ.
               Vice President, General Counsel and Secretary
                        GENERAL SIGNAL CORPORATION
                    One High Ridge Park, P.O. Box 10010
                       Stamford, Connecticut  06904
                              (203) 329-4100
         (Name, address and telephone number of agent for service)

     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement also serves as a Post-Effective Amendment to Registration Statement Nos. 2-76756, 2-96297 and 33-27395.

     Pursuant to this Post-Effective Amendment No. 2 to its Registration Statements on Form S-8 (File No. 33-47495), General Signal Corporation ("Signal") hereby deregisters 211,144 shares of its common stock, par value $1.00 per share ("Signal Common Stock"), heretofore registered.

     The shares of Signal Common Stock registered under Registration Statement No. 33-27395 were to be issued in connection with the General Signal Corporation 1981 Stock Option Plan.

     The reason for the deregistration of the shares of Signal Common Stock is that there are no longer any outstanding options under the General Signal Corporation 1981 Stock Option Plan. Of the shares registered under Registration Statement No. 33-27395, 211,144 shares were not exercised under the General Signal Corporation 1981 Stock Option Plan.

     Therefore, we hereby deregister 211,144 shares of Signal Common Stock.

                              SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut on this 2nd day of November,1995.

                                   GENERAL SIGNAL CORPORATION

                                   By:  /s/
                                   Edgar J. Smith, Jr.
                                   Vice President, General Counsel
                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                         Date

Michael D. Lockhart*          Chairman and Director         November 2, 1995
                             (Principal Executive Officer)

Terence D. Martin*            Senior Vice President-Finance November 2, 1995
                              and Chief Financial Officer
                              (Principal Financial Officer)

Terry J. Mortimer*            Vice President and Controller November 2, 1995
                              (Principal Accounting Officer)

Ralph E. Bailey*              Director                 November 2, 1995

Van C. Campbell*              Director                 November 2, 1995

Ronald E. Ferguson*           Director                 November 2, 1995

Ursula F. Fairbairn*          Director                 November 2, 1995

John P. Horgan*               Director                 November 2, 1995

C. Robert Kidder              Director                 November 2, 1995

Richard J. Kogan*             Director                 November 2, 1995

Roland W. Schmitt*            Director                 November 2, 1995

John R. Selby*                Director                 November 2, 1995



*By: /s/
     (Edgar J. Smith, Jr., Attorney-in-fact)